Exhibit 10.34

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Asset Purchase Agreement ("Agreement") is dated as of December 20, 2007 ("Effective Date") by and among H&H RESTAURANT, LLC, a Delaware limited liability company ("Seller") and UWINK CALIFORNIA, INC. ("Purchaser") with reference to the following background facts:

                                    RECITALS
                                    --------

         A. Seller is a party to that certain lease with CIM/H&H Retail LP and its predecessor-in-interest dated as of August 29, 2001, as amended by that certain First Amendment to Lease dated as of January 26, 2004, Second Amendment to Lease dated as of April 24, 2006, and Third Amendment to Lease dated as of April 25, 2006 (collectively the "Lease") for the premises located at 6801 Hollywood Blvd., space D-416, Los Angeles, CA (the "Premises"). Seller is in the process of negotiating a termination of the Lease and Purchaser is in the process of negotiating a new lease (the "New Lease") for the Premises with the landlord of the Premises.

         B. Seller desires to sell certain assets used at the Premises and Purchaser desires to purchase such assets.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements of the parties and the faithful performance thereof, the parties agree as follows:

1. PURCHASE AND SALE; PURCHASED ASSETS. Seller agrees to sell and transfer to Purchaser all rights, title, interest, and obligations to the Purchased Assets (as defined below") and Purchaser agrees to purchase and acquire the Purchased Assets effective as of "Closing Date," as defined below. Purchased Assets collectively consist of: (a) those certain assets belonging to the Seller located at the Premises and listed on SCHEDULE 1(a) ("Fixed Assets"); and (b) the liquor license ABC License Number 47-382934 utilized at the Premises ("Liquor License"). Seller shall retain ownership to all other assets. The parties shall establish an escrow with ________________________________________
("Escrow Holder") in order to conclude the transaction contemplated hereby. The escrow shall close on the date (the "Closing" or the "Closing Date") that Escrow Holder has been advised by the California Department of Alcoholic Beverage Control that the transfer of the Liquor License to Purchaser has been approved or shall be terminated as otherwise provided herein.

2. PURCHASE PRICE. The purchase price ("Purchase Price") for the Purchased Assets shall be Two Hundred Thousand Dollars ($200,000) to be delivered by Purchaser to the Escrow Holder as described below and released to Seller as provided herein. In addition, Purchaser shall be responsible for paying all escrow and other transfer costs.

3. TRANSFER OF RIGHTS, DUTIES, AND OBLIGATIONS. Purchaser is purchasing the Fixed Assets and Liquor License free and clear of all mortgages, leases (other than the New Lease), liens, charges, encumbrances, liabilities, obligations and


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debts, known and unknown, whether absolute, contingent, accrued or otherwise.
Purchaser will, as of the Closing, assume the performance, when due, of all obligations relating to the Liquor License and Fixed Assets accruing after Closing ("Assumed Liabilities"). Except for the Assumed Liabilities, Purchaser shall not assume or have any responsibility for any liabilities, obligations or commitments of Seller. Seller is solely responsible for paying all obligations pertaining to the Fixed Assets or the Liquor License, taxes on account of the activities of the business of Seller, payroll for employees of the business of Seller, payroll withholding deposits, worker's compensation insurance, and medical insurance. Any sales, transfer or other similar tax imposed on the conveyance of the Purchased Assets by Seller to Purchaser pursuant to this Agreement will be paid by Purchaser. Purchaser and Seller hereby agree to allocate One Hundred Fifteen Thousand Dollars ($115,000) of the Purchase Price for the Fixed Assets and Eighty-Five Thousand Dollars ($85,000) of the Purchase Price for the Liquor License. All tax returns and reports filed by Purchaser and Seller relating to the purchase and sale of the Purchased Assets will be prepared on a basis consistent with this allocation.

The purchase of the Fixed Assets and of the Liquor License shall be by escrow established with Escrow Holder pursuant to Bus. & Prof. Code Sec. 24074. Upon mutual execution of this Agreement, Purchaser shall deposit (the "Deposit") the sum of Twenty-Five Thousand Dollars ($25,000) in the form of a cashier's check, payable to Escrow Holder into the escrow. Purchaser shall deposit the remainder of the Purchase Price into escrow upon the first to occur of (i) Purchaser's receipt of a building permit for Purchaser's planned renovations to the Premises (the "Building Permit") or (ii) Purchaser's receipt of a variance from the City of Los Angeles relieving Purchaser of the obligation to install a greasetrap or grease interceptor in the Premises (the "Variance"). Within two (2) business days after Purchaser's deposit of the remainder of the total purchase price into escrow, each party shall deliver or cause to be delivered to Escrow Holder the Bill of Sale relating to the Fixed Assets substantially in the form attached as Exhibit A and Seller shall deliver evidence of termination of the Lease. If Seller shall fail to deliver the Bill of Sale relating to the Fixed Assets and/or fail to terminate the Lease as set forth above, Purchaser shall be entitled to immediately terminate this Agreement and upon such termination the entire amount deposited into escrow shall be returned to Purchaser.

Purchaser shall within five (5) days of the Effective Date submit the application for transfer of the Liquor License to the California Department of Alcoholic Beverage Control, (the "Department") and the parties shall submit such documents to the Department as are necessary to effect the Liquor License transfer and shall mutually and fully cooperate in the transfer process. Purchaser shall further within five (5) days of the Effective Date submit such plans and applications to the City of Los Angeles as may be required to obtain the Building Permit or the Variance.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller warrants and represents to Purchaser as follows:

        a. Seller is a limited liability company organized and validly existing in the State of Delaware and in good standing under the laws of the State of California and has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

        b. Seller has taken, or will have taken by the Closing Date, all action necessary to enable it to sell the Purchased Assets and otherwise carry out its obligations under this Agreement.

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        c. When executed and delivered by the parties, this Agreement and the instruments of sale, conveyance, transfer and assignment delivered to Purchaser at the Closing will constitute legal, valid and binding obligations of Seller, enforceable in accordance with its terms.

        d. All of the Purchased Assets will be transferred on the Closing in an "as-is, where-is" condition.

        e. Seller is the sole owner of, and has good and marketable title in and to, all of the Purchased Assets. On the Closing Date, all of the Purchased Assets shall be free and clear of all mortgages, leases (other than the Lease), liens, charges, encumbrances, liabilities, obligations and debts, known and unknown, whether absolute, contingent, accrued or otherwise.

        f. To Seller's knowledge, Seller is operating the business in material compliance with applicable law and the Lease. To Seller's knowledge, there is no pending or threatened suit, action, arbitration or legal, administrative or other proceeding against or affecting Seller or the Purchased Assets. To Seller's knowledge, Seller is not in default with respect to any order, writ, injunction or decree of any governmental authority.

        g. Seller has paid, or shall pay, all taxes (including, without limitation, all federal, state and local income, payroll, excise, franchise, real estate, personal property, sales and use taxes and assessments (collectively, the "TAXES") on account of the activities of the business), and has made, or will make, all payroll tax deposits owed by Seller on account of the business for the period to and including the Closing Date, and there are no unpaid Taxes or payroll deposits which are or could become a lien on the Purchased Assets, except Taxes and payroll deposits which have not yet accrued or otherwise become due. Seller shall remain liable for payment of all Taxes and payroll deposits covering the period to and including the Closing Date which are due or payable after the Closing Date.

        h. To Seller's knowledge, Seller is not in material violation of applicable law with respect to the Liquor License and is not aware of any reason why the Department should deny the application for transfer of the Liquor License from Seller to Purchaser.

        i. All of the representations and warranties set forth above in this
        SECTION 4 will be true and correct in all material respects on the date of this Agreement and as of the Closing Date.

Until the Closing Date, Seller shall bear all risk of loss, injury, damage, or destruction of the Purchased Assets, including, without limitation, the Liquor License.

From the Effective Date to and including the first to occur of the termination of the Lease or the Closing Date, Seller shall provide Purchaser reasonable access, during normal business hours, to inspect the Premises or the Fixed Assets. Purchaser will give Seller prior notice of its intention to inspect and will conduct its inspections in a manner that will not disturb Seller's customers or the regular activities of the business.

The parties acknowledge the Liquor License is a valid type 47 license operating in compliance with the ABC Act and under conditions placed by the Department and that such conditions on said license shall remain in full force and effect upon transfer of said Liquor License from Seller to Purchaser.

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5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser warrants and represents to Seller as follows:

         a. Purchaser is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing under the laws of the State of California and has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         b. Purchaser has taken, or will have taken by the Closing Date, all corporate action necessary to enable it to acquire the Purchased Assets and otherwise CARRY out its obligations under this Agreement.

         c. When executed and delivered by the parties, this Agreement and the instruments of sale, conveyance, transfer and assignment delivered by Purchaser to Seller at the Closing will constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with its terms.

         d. The parties acknowledge the Department of Alcoholic Beverage Control Liquor License is a valid type 47 license operating in compliance with the ABC Act and under conditions placed by the Department and that such conditions on said license shall remain in full force and effect upon transfer of said Liquor License from Seller to Purchaser. Purchaser is not aware of any reason the Department should deny the application for transfer of the Liquor License from Seller to Purchaser.

         e. All of the representations and warranties set forth in this SECTION 5 will be true and correct in all material respects on the date of this Agreement and as of the Closing Date.

6. CONDITIONS TO CLOSE AND DELIVERIES AT CLOSING.

         a. CONDITIONS PRECEDENT TO CLOSING. All obligations of the parties to close under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

                  i. Seller shall have entered into a termination agreement acceptable to Seller, terminating its obligations under the Lease.

                  ii. Purchaser shall have entered into a New Lease for the Premises acceptable to Purchaser.


         b. Furthermore, Purchaser's obligation to close under this Agreement is subject to satisfaction, on or before the Closing Date, of all the following conditions, unless waived by Purchaser:

                  i. The City of Los Angeles shall have issued to Purchaser the Building Permit or the Variance.

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                  ii. During the period from the Effective Date to the Closing
         Date, Seller shall not suffer any material loss or damage to the Fixed Assets, whether or not insured, that would materially affect Purchaser's use of the Fixed Assets in Purchaser's judgment.

                  iii. No action, suit or proceeding before any governmental authority pertaining to the Fixed Assets or the Liquor License shall be instituted or threatened on or before the closing date.

                  iv. All necessary agreements and consents of any other parties to the consummation of the transactions contemplated by this Agreement shall be obtained by Seller and delivered to Purchaser.

                  v. Seller shall perform, satisfy and comply with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

                  vi. All representations and warranties by Seller shall be true and correct on and as of the Closing Date as though made on that date.

                  vii. The Department shall have approved the transfer of the Liquor License to Purchaser.

If the conditions above have not been met or waived within 90 days from the Effective Date, either party may terminate this Agreement. In the event this Agreement is terminated for any reason other than (1) the failure of any of the conditions precedent set forth in Sections 6(a)(i) and 6(b)(ii), (iii),
(iv),(v), and (vi), (2) a default on the part of Seller (including the failure of Purchaser's conditions precedent due to Seller's action or inaction), (3) because the City of Los Angeles refuses to issue Purchaser the Building Permit or Variance after Purchaser's commercially reasonable efforts to obtain one (it being understood and agreed that Purchaser shall not, as part of its commercially reasonable efforts, be required to satisfy any condition to issuance of the building permit that requires Purchaser install a grease interceptor), or (4) the failure of the condition precedent set forth in Section 6.(b)(vii) (except if such failure is due to Purchaser's inability to maintain the validity of the Liquor License, it being understood that a failure of such condition by reason of the failure of Purchaser to qualify for the transfer of the Liquor License shall not be deemed a failure of such contingency), the Twenty-Five Thousand Dollar ($25,000) Deposit shall be released to Seller as a condition of termination. If this Agreement is terminated for any of the reasons set forth in clauses (1)-(4) of the immediately preceding sentence, the Twenty-Five Thousand Dollar ($25,000) Deposit shall be returned to Purchaser. Notwithstanding the foregoing, if this Agreement is terminated for any reason set forth in clauses (1)-(4) of the immediately preceding sentence after the City of Los Angeles shall have issued to Purchaser the Building Permit or the Variance, One Hundred Fifteen Thousand Dollars ($115,000) of the funds deposited by Purchaser shall be released to Seller and the Bill of Sale shall be delivered to Purchaser as conditions of termination, and the remaining balance of the funds deposited by Purchaser, less any escrow cancellation charges and expenses, shall be returned to Purchaser.

         c. DELIVERIES AT CLOSING.

                  i. SELLER'S DELIVERIES. At the Closing, Seller will deliver or cause to be delivered the Bill of Sale substantially in the form attached as EXHIBIT A (the "Bill of Sale").

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                  ii. PURCHASER'S DELIVERIES. At the Closing, Purchaser will deliver or cause to be delivered the following: (i) the payment of the Purchase Price (inclusive of the Deposit); and (ii) the Bill of Sale.

Notwithstanding anything contained herein to the contrary, in the event the City of Los Angeles shall have issued to Purchaser the Building Permit or the Variance, the Purchaser shall be obligated to acquire the Fixed Assets notwithstanding any failure or refusal of the Department to approve the transfer of the Liquor License to Purchaser. In the event that the Building Permit or the Variance shall have been issued and the Department shall not have approved the transfer of the Liquor License to Purchaser on or before ninety (90) days from the Effective Date, Escrow Holder shall deliver the Bill of Sale to Purchaser and deliver One Hundred Fifteen Thousand Dollars ($115,000) of the funds deposited by Purchaser to Seller, and Escrow Holder shall terminate any pending transfer of the Liquor License to Purchaser, cancel any further obligations of the parties to the other under this Agreement and the remaining balance of the Purchase Price, less escrow cancellation fees, shall be returned to Purchaser, and Seller shall retain all right, title and interest in and to the Liquor License.

7. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

         a. SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by the parties hereto shall be shall survive the Closing for a period of one (1) year following the Closing Date.

         b. INDEMNIFICATION BY SELLER. Seller agrees to indemnify and save and hold Purchaser harmless from and against any damage, liability, loss or deficiency (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding both at trial and on appeal) suffered or incurred by Purchaser which arises out of, results from or constitutes any claim arising out of the breach of any representation, warranty or covenant of Seller contained in this Agreement or Seller's operations of the Purchased Assets before the Closing Date.

         c. INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and save and hold Seller harmless from any damage, liability, loss or deficiency (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding both at trial and on appeal) suffered or incurred by Seller which arises out of, results from or constitutes any claim arising out of the breach of any representation, warranty or covenant of Purchaser contained in this Agreement or the Purchaser's operation of the Purchased Assets on or after the Closing.

         d. NOTICES; PROCEEDINGS. Should any claim be made, or suit or proceeding be instituted, against any party, which if valid or prosecuted successfully, would be a matter for which such party is entitled to indemnification under this SECTION 7 (the "Indemnified Party"), then the Indemnified Party will notify the other party (the "Indemnifying Party") of such claim, suit or proceeding, and the Indemnifying Party may, at its own cost and expense, assume the defense thereof.

8. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, registered or certified mail or via overnight courier, as follows:

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         IF TO SELLER:              H&H Restaurant LLC
                                    11400 W Olympic Blvd. #330
                                    Los Angeles, CA  90064
                                    Attn: Martin Levy

         WITH A COPY TO:            Rosenfeld, Wolff and Klein
                                    1901 Avenue of the Stars #500
                                    Los Angeles, CA  90069
                                    Attn: Steven G Wolff, Esq.

         IF TO PURCHASER:           Wink California, Inc.
                                    16106 Hart Street
                                    Van Nuys, California 91406-3903
                                    Attention Peter Wilkniss
                                    Telephone:  818/909-6030
                                    Fax:  (818) 909-6070
                                    e-mail:  peter.wilkniss@uwink.com

9. ARBITRATION. All controversies, disputes or claims arising between the parties and their respective members, owners, officers, directors, agents, employees and attorneys arising out of or related this Agreement will, on demand of any party, be submitted for arbitration to the offices of the American Arbitration Association ("AAA") located in Los Angeles, California and conducted by one (1) arbitrator in accordance with the then current commercial arbitration rules of the AAA. Except as otherwise provided herein, the arbitrator will have the right to award or include in an award any relief which the arbitrator deems proper in the circumstances, including money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and legal fees and costs. The award and decision of the arbitrator will be conclusive and binding on all parties and judgment on the award may be entered in any court of competent jurisdiction, and each party waives any right to contest the validity of enforceability of such award. This provision will continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement. The party prevailing in any court or arbitration proceeding will recover from the other party its costs and expenses, including, but not limited to, reasonable attorneys' fees. The parties may obtain in any court of competent jurisdiction any injunctive relief, including temporary restraining orders and preliminary injunctions, against conduct or threatened conduct for which no adequate remedy at law may be available or which may cause such party irreparable harm. Such party may have such injunctive relief, without bond, but upon due notice, in addition to such further and other relief as may be available at equity or law, and the other party's sole remedy in the event of the entry of such injunction, will be the dissolution of such injunction, if warranted, upon hearing duly had (all claims for damages by reason of the wrongful issuance of any such injunction being expressly waived hereby). The parties acknowledge that violations of certain provisions of this Agreement would result in irreparable injury to the other party for which no adequate remedy at law may be available. Accordingly, each party consents to the issuance of an injunction at the other party's request (without posting a bond or other security).

10. LIQUIDATED DAMAGES. THE PARTIES HERETO MUTUALLY RECOGNIZE THAT DAMAGES FROM A BREACH OF THE TERMS OF THIS AGREEMENT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO DETERMINE WITH CERTAINTY AND THAT THE AMOUNT OF LIQUIDATED DAMAGES HEREIN AGREED TO REPRESENT A REASONABLE ENDEAVOR TO ASCERTAIN THE PROPER AMOUNT THAT SUCH DAMAGES WOULD BE. THIS PROVISION DEFINING AND PROVIDING FOR LIQUIDATED


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DAMAGES IS A "PRE-ESTIMATE" OF DAMAGES IN ORDER THAT THE PARTIES MAY KNOW WITH
REASONABLE CERTAINTY THE EXTENT OF LIABILITY FOR SUCH BREACH. SAID LIQUIDATED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE PARTIES HEREIN AGREE THAT THE SUM OF TWO HUNDRED THOUSAND DOLLARS ($200,000) IS A FAIR AND REASONABLE SUM AND SHALL CONSTITUTE SUCH LIQUIDATED DAMAGES IN THE EVENT PURCHASER BREACHES THIS AGREEMENT AFTER ISSUANCE OF THE BUILDING PERMIT OR VARIANCE.

Purchaser shall deposit the Twenty-Five Thousand Dollar ($25,000) Deposit with Escrow Holder upon mutual execution of this Agreement, and shall further deposit an additional One Hundred Seventy-Five Thousand Dollars ($175,000) as the remainder of the Purchase Price with Escrow Holder upon the first to occur of
(i) Purchaser's receipt of the Building Permit, or (ii) Purchaser's receipt of the Variance. All sums deposited by Purchaser shall be available to Seller as liquidated damages as provided in this paragraph 10. All sums which constitute liquidated damages shall be maintained in escrow but shall be transferred to Seller by the Escrow Holder without further participation, agreement and/or permission by Purchaser in the event of a breach of this Agreement by Purchaser or otherwise provided herein. In the event of any breach of this Agreement after the approval of the transfer of the Liquor License by the Department, the entire Two Hundred Thousand Dollars ($200,000) shall be released to Seller as liquidated damages. Notwithstanding the foregoing, if the Department shall have denied the transfer of the Liquor License to Purchaser, the amount released to Seller hereunder shall be One Hundred Fifteen Thousand Dollars ($115,000) as liquidated damages and as payment for the transfer of the Fixed Assets and any remaining amount deposited shall be returned to Purchaser.

Further notwithstanding the foregoing, Twenty-Five Thousand Dollars ($25,000) shall constitute the full sum of liquidated damages from the time escrow is opened until the first to occur of (i) Purchaser's receipt of a Variance or (ii) Purchaser receipt of a Building Permit as provided in paragraph 3 above. Upon the issuance of such Variance or Building Permit, the entire Two Hundred Thousand Dollars ($200,000) held by Escrow Holder shall constitute a deposit which shall be available to be released to Seller as liquidated damages in the event of a breach or other failure to perform under this Agreement by Purchaser.


         _______________                                  ___________
         Seller's Initials                                Buyer's Initials

11. MISCELLANEOUS. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transaction contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Purchaser and Seller. All the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No waiver by either


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party hereto of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances will be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

IN WITNESS WHEREOF, each party has executed, or has caused its duly authorized officer to execute, this Agreement as of the date first above written.


SELLER:                                 PURCHASER:

H&H Restaurant, LLC                     Wink California, Inc.

By:  H&H Management, LLC                By:__________________________
                                        Name: _______________________
                                        Title:_______________________

     By:_____________________
     Name: __________________
     Title: _________________



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                                    EXHIBIT A
                                    ---------

                              FORM OF BILL OF SALE
                              --------------------

         Pursuant to the Asset Purchase Agreement dated as of ___________ by and among H&H RESTAURANT, LLC ("Seller") and UWINK California, Inc. ("Purchaser") (the "Asset Purchase Agreement"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby grant, bargain, sell, transfer and set over unto Purchaser, its successors and assigns, all of the Fixed Assets (as that term is defined in the Asset Purchase Agreement).

         TO HAVE AND TO HOLD the Fixed Assets unto Purchaser, its successors and assigns, for its own use forever.

         This instrument is made pursuant to, and is subject in all respects to, the Asset Purchase Agreement, including (without limitation) the representations, warranties, indemnities, limitations, and other terms and conditions thereof. In the event of any contradiction between this instrument and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

         IN WITNESS WHEREOF, Seller and Purchaser have executed or have caused this Bill of Sale to be duly executed on their own behalf or by their officers, as appropriate, as of the ___ day of __________, _____.

     SELLER:                                         PURCHASER:

     H&H Restaurant, LLC                             uWink

     By:  ______________________                     By:  ______________________
     Name: _____________________                     Name: _____________________
     Title: ____________________                     Title: ____________________



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